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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-430 and Form S-3 No. 333-63173 of Blue Wave Systems Inc. of our report dated December 9, 1997 relating to the consolidated financial statements of Loughborough Sound Images Limited (n/k/a Blue Wave Systems Ltd.) appearing in this Form 10-K.

PricewaterhouseCoopers

Leicester, England
September 24, 1999